Exhibit 10.1

Twelve Seas Sponsor II LLC

228 Park Avenue S., Suite 89898

New York, NY 10003-1502

February 13, 2024

Twelve Seas Investment Company II

228 Park Avenue S., Suite 89898

New York, New York, 10003-1502

Attn: Dimitri Elkin, CEO

CL Newco Inc.

1395 Brickell Avenue, Suite 800

Attn: Patrick Beroiza, Director of Corporate Finance

Email: pberoiza@crystal-lagoons.com

Re: Amendment to Sponsor Support Agreement

Gentlemen:

Reference is made to that (i) certain Sponsor Voting and Support Agreement, dated December 22, 2023 (the “Sponsor Support Agreement”), by and among, Twelve Seas Investment Company II, a Delaware corporation (together with its successors, the “Purchaser”), CL Newco Inc., a Delaware corporation (the “Company”), and Twelve Seas Sponsor II LLC, a Delaware limited liability company (the “Sponsor”) and (ii) that certain Agreement and Plan of Merger, dated as of December 22, 2023 (the “Merger Agreement”), by and among the Purchaser, the Company, the Crystal Lagoons U.S. Corp., a Delaware corporation, and the other parties thereto. Any term used but not defined in this letter agreement (this “Amendment”) will have the meaning ascribed to such term in the Sponsor Support Agreement or, if such term is not defined in the Sponsor Support Agreement, in the Merger Agreement.

Section 11(h) of the Sponsor Support Agreement provides the terms of the Sponsor Support Agreement may only be amended with the written consent of the Purchaser, the Company and the Sponsor.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, the Company and Sponsor hereby agree as follows:

1.	Amendments to the Sponsor Support Agreement. The Sponsor Support Agreement shall be amended as follows:

(a)	The first recital of the Sponsor Support Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Sponsor owns 8,225,000 shares (the “Founder Shares”) of Purchaser Class A Common Stock, in addition to 660,000 shares of Purchaser Class A Common Stock and 220,000 Purchaser Private Warrants that underlie the Private Placement Units the Sponsor acquired simultaneously with the IPO;”

(b)	Section 2 of the Sponsor Support Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2. Forfeiture. At the Closing, the Sponsor shall forfeit and surrender, and the Purchaser shall cause to be cancelled, for no consideration 6,170,000 Founder Shares that are currently held by the Sponsor, and the Sponsor and the Purchaser shall take any other action reasonably requested by the Company to evidence such forfeiture, surrender and cancellation. This Section 2 shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

2.	Miscellaneous.

(a)	Except as expressly provided in this Amendment, all of the terms and provisions in the Sponsor Support Agreement are and shall remain unmodified and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Sponsor Support Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

(b)	Any reference to the Sponsor Support Agreement in the Sponsor Support Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Sponsor Support Agreement, as amended by this Amendment (or as the Sponsor Support Agreement may be further amended or modified in accordance with the terms thereof).

(c)	Each of the parties hereto acknowledges and agrees that such party has full power and authority to enter into this Amendment and has been duly authorized to do so. The execution, delivery and performance of this Amendment will not conflict with or breach any other agreement to which any of the parties or their respective assets are bound.

(d)	The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Sponsor Support Agreement, including Section 11 thereof.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

TWELVE SEAS SPONSOR II LLC

By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Managing Member

[Signature Page to Amendment to Sponsor Support Agreement]

Acknowledged and Agreed:

TWELVE SEAS INVESTMENT COMPANY II

By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Chief Executive Officer

Acknowledged and Agreed:

CL NEWCO INC.

By:	/s/ Fernando Fischmann Torres
Name:	Fernando Fischmann Torres
Title:	President

[Signature Page to Amendment to Sponsor Support Agreement]